Exhibit 10.1

THE NUTMEG GROUP, L.L.C.
155 Revere Drive, Suite 10
Northbrook, Illinois 60062

December 31, 2008

ICC Worldwide, Inc.
3334 E. Coast Highway #424
Corona del Mar, California 92625

Gentlemen:

This will confirm our agreement that The Nutmeg Group, L.L.C., as agent for and on behalf of Nutmeg MiniFund, LLLP (“Nutmeg”) is simultaneously herewith sending to StockTrans, Inc. Attn: Laura Skorny, 44 W. Lancaster Ave., Ardmore, Pennsylvania 19003 for cancellation certificates representing an aggregate of 19,696,389 shares of common stock (the “Shares”) of ICC Worldwide, Inc. (“ICCWW”) together with signed stock powers transferring the Shares to ICCWW. In consideration for the transfer and cancellation of the Shares, ICCWW is simultaneously herewith issuing to Nutmeg a Promissory Note dated the date hereof in the principal amount of $442,502.75 in the form of Exhibit A attached hereto. The parties further agree as follows:

1.           ICCWW is simultaneously herewith entering into with The Nutmeg/Mercury Fund LLLP a First Amendment to September 26, 2007 Superseding Note (Superseding May 11, 2007 Note).

2.           Nutmeg waives any remaining balance due for investor relations services on that certain invoice for the fourth quarter press releases in 2007 sent to ICCWW by Nutmeg on January 25, 2008.

3.           Nutmeg represents, warrants and covenants to ICCWW as follows:

(a)           The Shares represents all of the shares of ICCWW’s capital stock  owned by Nutmeg and none of such Shares are held or registered in the name of any investment or other account managed by Nutmeg.

(b)           The principal due under this Note is exactly the amount that Nutmeg paid for the stock in various transactions with the Company over time, less net sales proceeds.

(c)           At the close of the transactions contemplated by this Agreement, Nutmeg will not own of record or beneficially any of ICCWW’s capital stock.

(d)           None of the funds which Nutmeg advises own or hold any warrants to purchase the common stock of ICCWW.

4.           All notices required to be given to any of the parties hereunder shall be in writing and shall he deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the ICCWW:	ICC Worldwide, Inc.
3334 E. Coast Hwy #424
Corona del Mar, CA 92625

If to Nutmeg:	Randall S. Goulding
The Nutmeg Group, L.L.C., as agent for and on behalf of Nutmeg MiniFund, LLLP
155 Revere Drive, Suite 10
Northbrook, IL 60062

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

5.           In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.           This Agreement shall inures to the benefit and bind each of the parties hereto and their respective successors and assigns.

7.           This Agreement and the promissory note being executed and delivered by ICCWW pursuant hereto embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether express or implied, oral and written.

8.           This Agreement may not be modified, altered or amended, except by an agreement in writing signed by both of the parties.

9.           This Agreement shall be construed according to and governed by the laws of the State of California.

10.           Each party irrevocably appoints each and every one of its officers as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement; and each party hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of California by service of process on any such, officer; and each party agrees that the courts of Orange County in the State of California shall have jurisdiction with respect to the subject matter hereof and the person of such party. Notwithstanding the foregoing, Nutmeg, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which ICCWW may be found or in which any of its properties may be located.

In order to evidence your agreement with all of the foregoing terms, please execute in the space indicated below and return to the undersigned one copy of this Agreement.

Very truly yours,

THE NUTMEG GROUP, L.L.C., as agent for and on behalf of Nutmeg MiniFund, LLLP

By:	/s/ Randall S Goulding
Randall S. Goulding

Terms AGREED TO:

ICC WORLDWIDE, INC.

By:	/s/ Richard K Lauer
Richard K. Lauer
President